Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Access Integrated Technologies, Inc.:

We have audited the accompanying balance sheet of FiberSat Global Services, LLC as of December 31, 2003, and the related statements of operation, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FiberSat Global Services, LLC as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
January 28, 2005

FiberSat Global Services, LLC
Balance Sheet
(In thousands)

December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$218
Accounts receivable, net of allowance of $66	125
Prepaids and other current assets	314

Total current assets	657
Property and equipment, net	3,765
Security deposits	4

Total assets	$4,426

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$686
Current portion of notes payable	338
Current portion due to contractor	190
Advances payable	100
Current portion of customer security deposits	68
Current portion of capital leases	831
Deferred revenue	18
Other Liabilities	277

Total current liabilities	2,508
Due to contractor, net of current portion	80
Other long term payable	81
Customer security deposits, net of current portion	56
Capital leases, net of current portion	737

Total liabilities	3,462

Members' Equity	964

Total members' equity	964

Total liabilities and members' equity	$4,426

See accompanying notes to financial statements.

FiberSat Global Services, LLC
Statement of Operations
(In thousands)

For the Year-Ended
December 31, 2003
Revenues:	$3,408
Cost of revenues	1,093

Gross profit	2,315

Operating Expenses:
Selling, general and administrative	1,833
Depreciation and amortization	884

Total operating expenses	2,717

Loss from operations	(402)

Interest income	51
Interest expense	(245)

Net loss before income taxes	(596)
Income tax expense	(3)

Net loss	$(599)

See accompanying notes to financial statements.

FiberSat Global Services, LLC
Statement of Members' Equity
(In thousands)

				Total
	Class A	Class B	Class C	Members' Equity
Balance at January 1, 2003	$1,916	$(948)	$158	$1,126

Contributions	400	-	-	400
Allocation of Loss	(599)	-	-	(599)
Unpaid Priority Payments	-	-	37	37

Balance at December 31, 2003	$1,717	$(948)	$195	$964

See accompanying notes to financial statements

FiberSat Global Services, LLC
Statement of Cash Flows
(In thousands)

For the Year-Ended
December 31, 2003
Net loss	$(599)
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	884
Loss on sale of equipment	85
Change in assets - (increase) decrease:
Accounts receivable	(8)
Other receivables	367
Prepaid expenses	5
Deposits	6
Change in liabilities - increase (decrease):
Accounts payable	(38)
Accrued expenses	(29)
Income taxes payable	(5)
Customer deposits	32
Deferred revenue	(157)
Due to contractor	(120)

Total adjustments	1,022

Net cash provided by operating activities	423

Cash flows from investing activities:
Proceeds from sale of equipment	15
Purchases of equipment & improvements	(45)

Net cash used by investing activities	(30)

Cash flows from financing activities:
Payments of cash advances	(139)
Payments of lease payables	(573)
Payments of notes payable	(197)
Members' equity contributions/GP accruals	437

Net cash used by financing activities	(472)

Net decrease in cash equivalents	(79)
Cash and cash equivalents at beginning of period	297

Cash and cash equivalents at end of period	$218

Supplemental cash flow information:
Interest paid	$167
Taxes paid	$7

See accompanying notes to financial statements.

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands)

Note 1. Organization and Nature of Operations

FiberSat Global Services, LLC (“FiberSat” or the “Company”), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

Note 2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of December 31, 2003, uninsured cash balances aggregated $148.

Major Customers

The Company’s customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserve is based on historical experience and management’s analysis of the accounts receivable balances outstanding. As of December 31, 2003, three customers accounted for 55%, 25% and 4% of year-to-date revenues and five customers accounted for 35%, 33%, 18%, 8% and 5% of accounts receivable.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

Useful Lives
Computer equipment	3 years
Technical equipment	5 to 15 years
Office furniture and equipment	5 years
Leasehold improvements	Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

(computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the year ended December 31, 2003.

Revenue Recognition

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” (“SAB No. 104”). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

Deferred Revenues

The Company’s customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

Income Taxes

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company’s income or loss is required to be reported by the Company’s members on their applicable income tax returns.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company’s financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

In November 2002, the EITF reached a consensus on EITF 00-21, “Revenue Arrangements with Multiple Deliverables,” related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company’s financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51.” FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity (VIE) if it has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company’s financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supercedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104‘s primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinds the “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, “Revenue Recognition.” The adoption of SAB No. 104 did not have any impact on the Company’s financial position, cash flows or results of operations.

Note 3. Property and Equipment

Property and equipment consisted of the following as of December 31, 2003:

Technical equipment	$7,149
Computer equipment	376
Leasehold improvements	565
Office furniture and equipment	198

8,288
Less: Accumulated depreciation	(4,523)

Total property and equipment, net	$3,765

Depreciation expense for the year ended December 31, 2003 was $884.

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

Note 4. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following as of December 31, 2003:

Accounts payable	$286
Accrued compensation and benefits	392
Taxes payable	8

Total accounts payable and accrued expenses	$686

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

Note 5. Notes Payable

A summary of Notes Payable is as follows as of December 31, 2003:

10% note payable to member due in monthly installments of
$21 including principal and interest, maturing May 1, 2004,
and collateralized by various personal property	$176
10% note payable to member, due upon call	$86
10% note payable to member, due upon call	$48
10% note payable to member, due upon call	$28
Less: Current portion	($338)

Notes payable, less current portion	$-0-

During the year ended December 31, 2003, FiberSat has not made any payments for principal or interest on the notes due upon call.

Note 6. Other Liabilities

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

Note 7. Income Taxes

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company’s income or loss is required to be reported by the Company’s members on their applicable income tax returns.

Note 8. Members’ Equity

FiberSat’s Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments, and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder’s capital contribution amount is reduced to zero. This guaranteed payment is calculated at the three month LIBOR rate plus 250 basis points (determined monthly). The Class C member has a liquidation preference subordinate to the Class A member. Class B members have no priority payments

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

Note 9. Commitments

Leases

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of December 31, 2003 are summarized as follows:

	Capital Leases	Operating Leases
Year ending December 31,
2004	$938	$222
2005	699	214
2006	77	214
2007	-	128
2008	-	101
Thereafter	-	67

Total minimum lease payments	$1,714	$946

Less amount representing interest	145

Present value of net minimum lease payments, including current maturities of $833	$1,569

Total rent expense was $320 for the period ended December 31, 2003.

As of December 31, 2003 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment	$70
Machinery and equipment	2,895

$2,965
Less: Accumulated amortization	(1,309)

Net assets under capital lease	$1,656

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

Other

During the year ended December 31, 2003, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At December 31, 2003 the Company had an outstanding balance of $270 payable to this contractor.

Note 10. Employee Benefit Plan

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

Note 11. Related Party Transactions

During the year ended December 31, 2003, the Company had certain transactions with Globecomm Systems, Inc, (“GSI”), a member of FiberSat. The Company had revenues of $836 related to services provided to GSI and its subsidiary and at December 31, 2003, the accounts receivable balance included $63 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at December 31, 2003 on this note was $176. The nominal interest on this note was 10% and the company made payments of $338 for principal and interest during the year. GSI also leased, at a 10% interest rate, to the Company certain capital equipment, on which the Company had an outstanding balance of $526 at December 31, 2003. The Company made lease payments of $50 during the year.

GSI had made certain cash advances to the Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $162 at December 31, 2003.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company did not make repayments on or receivable offsets against this advance in 2003.

The Company had outstanding trade accounts payable to GSI of $64 at December 31, 2003.

Note 12. Segment Information

FiberSat has adopted the provisions of SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.” SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company’s chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

As of December 31, 2003, all of the Company’s operations and assets were located in California.

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Year Ended December 31, 2003)
(In thousands) — Continued

Note 13. Subsequent Events

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. (“AccessIT”). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.